UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

Coeur Mining, Inc.
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The following is an excerpt of a portion of the transcript of the earnings conference call held by Coeur Mining, Inc. (the “Company”) on November 7, 2024 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time):

Presentation

Operator:

Good day, and welcome to the Coeur Mining Third Quarter 2024 Financial Results Conference Call. [Operator Instructions] Please note this event is being recorded.

I would now like to turn the conference over to Mitch Krebs, President and CEO. Please go ahead.

Mitchell J. Krebs:
President, CEO & Chairman

Good morning, everyone, and thanks for joining our call today to discuss our third quarter results. Before we start, we want to quickly point out our cautionary language regarding forward-looking statements in today's slide deck and refer you to our SEC filings on our website.

I'll start off with a few comments, starting on Slide 3, before turning the call over to Mick and Tom.

. . .

Adding to our momentum and to these multiple converging catalysts was our announcement last month of our agreement to acquire SilverCrest Metals to create a global leader in the silver industry. The addition of SilverCrest's low-cost Las Chispas primary silver operation and its pristine balance sheet will lead to a much larger, stronger company with peer-leading expected 2025 production of over 21 million ounces of silver and 432,000 ounces of gold, with over $700 million of EBITDA and free cash flow of approximately $350 million.

Since the announcement on October 3, we've received positive feedback from both Coeur and SilverCrest shareholders about the combination and for creating a silver industry leader at a time of extremely strong fundamentals for this essential metal. We expect formal shareholder votes to take place around year-end and for the transaction to close late in the first quarter.

. . .

Overall, we've reconfirmed our company-wide full year guidance ranges which implies another strong quarter to end the year and an opportunity to further reduce our debt levels by year-end.

. . .

Thomas S. Whelan:
Senior VP & CFO

…

As discussed on prior calls, the long-awaited free cash flow inflection point for Coeur arrived this quarter. Higher revenues, lower unit costs and lower CapEx were all expected and delivered. During the third quarter, we saw 15% higher metal prices and a 12% decrease in operating cost per ounce to $1,113 per ounce of gold and $15.67 per ounce of silver. These 2 factors were a powerful one-two punch that led to $69 million of free cash flow and $126 million of adjusted EBITDA in the third quarter alone, showing the power of the portfolio. With Rochester still in the optimizing phase and the addition of Las Chispas's free cash flow, we expect even stronger results in 2025.

. . .

As shown on Slide 11, our net debt-to-EBITDA ratio has plunged below 2x for the first time in 3 years. This, of course, does not include the very healthy SilverCrest balance sheet, which has approximately $160 million of cash in bullion as of September 30, 2024.

. . .

Returning briefly to the recently announced definitive agreement to acquire SilverCrest, the short-term focus has been on finalizing required regulatory filings. We are actively planning for a smooth integration so we can hit the ground running upon closing, likely in late Q1 2025.

I'll now pass the call back to Mitch.

Mitchell J. Krebs:
President, CEO & Chairman

Thanks, Tom. Before moving to the Q&A, I want to quickly highlight Slide 12 that summarizes our top priorities for the remainder of the year with the continued optimization of Rochester, pursuing the closing of the SilverCrest acquisition and planning for the integration of Las Chispas at the top of the list. We look forward to delivering a strong and safe fourth quarter, highlighted by even higher production, another quarter of positive free cash flow and further debt reduction, which should leave us well positioned for a very strong 2025.

With that, let's go ahead and open it up for questions.

Question and Answer

Operator:

[Operator Instructions] The first question comes from Joseph Reagor with ROTH Capital Partners.

. . .

Joseph George Reagor:
ROTH MKM Partners, LLC, Research Division

Okay. Fair. And then on the SilverCrest acquisition, what are the remaining hurdles you guys have as you see it to getting this closed?

Mitchell J. Krebs:
President, CEO & Chairman

Yes, really 3, I guess, I don't know if there are hurdles, just steps. Both companies will have shareholder votes around year-end. We do have the COFECE approval from Mexico that we'll -- we expect to get in the first quarter, which should then set us up for that late first quarter close. So those are really the 3 biggest hoops that we'll need to jump through between here and closing.

Joseph George Reagor:
ROTH MKM Partners, LLC, Research Division

Okay. And then 1 final thing on the balance sheet. You guys finished the quarter with about $77 million in cash. Is that a good number for us to assume as we're trying to forecast debt repayment that you guys will keep it at that level? Do you want to grow it a little bit back towards more traditional levels, around $100 million? How should we think about that?

Mitchell J. Krebs:
President, CEO & Chairman

Well, my thought is -- and Tom, you can go after me. But in the first half of next year, at least as we're prioritizing repayment of that revolver, that cash balance will probably stay in that ZIP code. But then as that -- once that revolver is fully repaid, and I think, Tom, you mentioned midyear, by midyear, then we should start to see some cash start to build, which we're okay with for a little while as we get through the end of next year, have Las Chispas integrated and then we can kind of go from there.

Tom, anything to add?

Thomas S. Whelan:
Senior VP & CFO

No. Perfect.

Operator:

[Operator Instructions] At this time, we have no further questions. This concludes our question-and-answer session. I would like to turn the conference back over to Mitch Krebs for any closing remarks.

Mitchell J. Krebs:
President, CEO & Chairman

Okay. Thanks. Well, hey, we appreciate everyone's time today. I know it's a super busy reporting period today, and we look forward to discussing our fourth quarter and full year 2024 results with you in February, and we'll be able to give you a good update on the progress on the SilverCrest transaction at that point as well. So until then, have a happy and safe holiday season.

Operator:

The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.

******************

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the arrangement of SilverCrest Metals Inc. under the provisions of Part 9, Division 5 of the BCBCA (the “Arrangement”), as further set out in the Arrangement Agreement, dated October 3, 2024, by and among Coeur Mining, Inc., a Delaware corporation (“Coeur”), SilverCrest Metals Inc., a corporation existing under the laws of the Province of British Columbia, Canada (“SilverCrest”), 1504648 B.C. Unlimited Liability Company, an unlimited liability company organized and existing under the laws of the Province of British Columbia, Canada and a wholly owned subsidiary of Coeur, Coeur Rochester, Inc., a Delaware corporation and Compañía Minera La Llamarada, S.A. de C.V., a company existing under the laws of Mexico (the “Arrangement Agreement”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Additional Information

In connection with the Arrangement, Coeur and SilverCrest intend to file materials with the SEC and on SEDAR+, as applicable. Coeur intends to file a definitive proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to obtain approval of holders of shares of common stock, par value $0.01 per share, of Coeur (“Coeur Common Stock”) for the issuance of shares of Coeur Common Stock in connection with the Arrangement (the “Stock Issuance”) and the amendment of the Coeur certificate of incorporation to increase the number of authorized shares of Coeur Common Stock (the “Charter Amendment”), and SilverCrest intends to file a notice of the meeting of SilverCrest shareholders and accompanying management information circular and proxy statement (the “Circular”) with the TSX and on SEDAR+ and with the SEC in connection with the solicitation of proxies to obtain SilverCrest shareholder approval of the Arrangement. After the Proxy Statement is cleared by the SEC, Coeur intends to mail a definitive Proxy Statement to the stockholders of Coeur. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Coeur or SilverCrest may file with the SEC or on SEDAR+ and/or send to Coeur stockholders and/or SilverCrest’s shareholders in connection with the Arrangement. INVESTORS AND SECURITY HOLDERS OF COEUR AND SILVERCREST ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY COEUR AND/OR SILVERCREST WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COEUR, SILVERCREST, THE ARRANGEMENT, THE RISKS RELATED THERETO AND RELATED MATTERS.

Stockholders of Coeur and shareholders of SilverCrest will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Coeur and/or SilverCrest with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Coeur will be available free of charge from Coeur’s website at www.coeur.com under the “Investors” tab or by contacting Coeur’s Investor Relations Department at (312) 489-5800 or investors@coeur.com. Copies of documents filed with the SEC or on SEDAR+ by SilverCrest will be available free of charge from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab or by contacting SilverCrest’s Investor Relations Department at 604-694-1730 ext 104.

Cautionary Note to U.S. Investors

Coeur’s public disclosures are governed by the U.S. Securities Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas SilverCrest discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in Canada’s National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”). Although S-K 1300 and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by SilverCrest prepared in accordance with NI 43-101 may not be comparable to similar information made public by companies, including Coeur, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. The scientific and technical information concerning Coeur’s mineral projects in this communication have been reviewed and approved by a “qualified person” under Item 1300 of SEC Regulation S-K, namely Coeur’s Senior Director, Technical Services, Christopher Pascoe. The SilverCrest “qualified person” under NI 43-101 for this communication is N. Eric Fier, CPG, P.Eng, CEO for SilverCrest, who has reviewed and approved its contents.

Participants in the Solicitation

Coeur, SilverCrest and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Coeur’s stockholders and SilverCrest’s shareholders in connection with the Arrangement. Information regarding the executive officers and directors of Coeur is included in its definitive proxy statement for its 2024 annual meeting under the headings “Proposal No. 1 – Election of Directors”, “Information about our Executive Officers”, “Compensation Discussion and Analysis”, and “Director Compensation”, which was filed with the SEC on April 4, 2024 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/215466/000114036124017966/ny20018623x1_def14a.htm. Information regarding the directors and certain executive officers of SilverCrest is included in its information circular and proxy statement for its 2024 annual meeting under the headings “Compensation of Executive Officers and Directors” and “Compensation Discussion and Analysis”, which was filed on SEDAR+ on April 18, 2024 and is available at https://www.silvercrestmetals.com/_resources/agm/2024-Information-Circular.pdf?v=093009. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements and Cautionary Statements

Certain statements in this document concerning the proposed Arrangement, including any statements regarding the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Arrangement, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Coeur’s or SilverCrest’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Coeur’s or SilverCrest’s plans and expectations with respect to the proposed Arrangement and the anticipated impact of the proposed Arrangement on the combined company’s results of operations, financial position, growth opportunities and competitive position, including maintaining current Coeur and SilverCrest management, strategies and plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of SilverCrest may not approve the Arrangement or stockholders of Coeur may not approve the Stock Issuance or the Charter Amendment; the risk that any other condition to Closing (as defined in the Arrangement Agreement) may not be satisfied; the risk that the Closing might be delayed or not occur at all; the anticipated timing of mailing proxy statements and circulars regarding the Arrangement; the risk that the either Coeur or SilverCrest may terminate the Arrangement Agreement and either Coeur or SilverCrest is required to pay a termination fee to the other party; potential adverse reactions or changes to business or employee relationships of Coeur or SilverCrest, including those resulting from the announcement or completion of the Arrangement; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Coeur and SilverCrest; the effects of the business combination of Coeur and SilverCrest, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk that Coeur or SilverCrest may not receive the required stock exchange and regulatory approvals of the Arrangement; the expected listing of shares on the NYSE; the risk of any litigation relating to the proposed Arrangement; the risk of changes in governmental regulations or enforcement practices; the effects of commodity prices, life of mine estimates; the timing and amount of estimated future production; the risks of mining activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, gold and silver market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Coeur’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Coeur’s website at www.coeur.com under the “Investors” tab, and in other documents Coeur files with the SEC and in SilverCrest’s annual information form for the year ended December 31, 2023, which is on file with the SEC and on SEDAR+ and available from SilverCrest’s website at www.silvercrestmetals.com under the “Investors” tab, and in other documents SilverCrest files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Coeur nor SilverCrest assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.